UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

KRANEM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-53563	02-0585306
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1080 O’Brien Drive
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 319-6743

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01. REGULATION FD DISCLOSURES.

On October 18, 2011, Kranem Corporation (the “Company”) made a presentation at the Cyber Security Finance Forum 2011 held at the British Embassy in Washington, DC (the “Forum”). A copy of the Company’s presentation was attached as Exhibit 99.1 to the Current Report on Form 8-K of the Company filed on October 19, 2011. The presentation contained, among other things, the Company’s view of the cyber security market place and a description of the Company’s services.

At request of the Form, the Company will make the presentation available on the following website sponsored by the Form: http://globalsecuritypipeline.com/download/KranemXalted.pdf. The Company has been informed that the posting will take place at 9am Eastern Time, October 28, 2011. In connection with the posting request, the Company has expanded the presentation to include additional information about its business. A copy of the revised presentation is attached as Exhibit 99.1.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Kranem/Xalted Cyber Security Finance Forum 2011 Presentation

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2011

KRANEM CORPORATION

By:	/s/ Edward Miller
Name:	Edward Miller
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Kranem/Xalted Cyber Security Finance Forum 2011 Presentation